Exhibit 4.1

AMENDMENT NO. 24 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 24 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 31, 2009, by and among Handy & Harman, a New York corporation (“Parent”), OMG, Inc., a Delaware corporation formerly known as Olympic Manufacturing Group, Inc. (“OMG”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Sumco Inc., an Indiana corporation (“Sumco”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI” and together with Parent, OMG, Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana Tube, Lucas, H&H Electronic, Sumco and OMG Roofing, each individually, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing”), The 7 Orne Street Nominee Trust, a Massachusetts nominee trust (“Orne Street Trust”), The 28 Grant Street Nominee Trust, a Massachusetts nominee trust (“28 Grant Street Trust”), 20 Grant Street Nominee Trust, a Massachusetts nominee trust (“20 Grant Street Trust” and together with H&H Canada, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina, Sheffield, Willing, Orne Street Trust and 28 Grant Street Trust, each a “Guarantor” and collectively, “Guarantors”),  Wachovia Bank, National Association, a national banking association that is successor by merger to Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party thereto as lenders (collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 31, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Consent and Amendment No. 1 to Loan and Security Agreement, dated as of August 31, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of October 29, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of December 29, 2004, Amendment No. 4 to Loan and Security Agreement, dated as of May 20, 2005, Amendment No. 5 to Loan and Security Agreement, dated as of September 8, 2005, Amendment No. 6 and Waiver to Loan and Security Agreement, dated as of December 29, 2005, Consent and Amendment No. 7 to Loan and Security Agreement, dated as of January 24, 2006, Consent and Amendment No. 8 to Loan and Security Agreement, dated as of March 31, 2006, Amendment No. 9 to Loan and Security Agreement, dated as of July 18, 2006, Amendment No. 10 to Loan and Security Agreement, dated as of October 30, 2006, Amendment No. 11 and Waiver to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 12 and Consent to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 13 and Waiver to Loan and Security Agreement, dated as of March 29, 2007, Amendment No. 14 to Loan and Security Agreement, dated as of July 20, 2007, Amendment No. 15 to Loan and Security Agreement, dated as of September 10, 2007, Amendment No. 16 to Loan and Security Agreement, dated as of November 5, 2007, Amendment No. 17 to Loan and Security Agreement, dated as of January 11, 2008, Amendment No. 18 to Loan and Security Agreement, dated as of February 14, 2008, Amendment No. 19 to Loan and Security Agreement, dated as of February 14, 2008, Amendment No. 20 to Loan and Security Agreement, dated as of September 26, 2008, Amendment No. 21 to Loan and Security Agreement, dated as of October 29, 2008, Amendment No. 22 to Loan and Security Agreement, dated as of March 12, 2009, and Amendment No. 23 to Loan and Security Agreement, dated as of May 8, 2009 (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements, and Agent and Lenders are willing to make such amendments, subject to terms and conditions set forth herein; and

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.      Definitions.

(a)  Additional Definitions.  As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

(i)   “Amendment No. 24” shall mean Amendment No. 24 to Loan and Security Agreement, dated as of July 31, 2009, by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)   “Amendment No. 24 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 24 shall have been satisfied or shall have been waived by Agent.

(iii)   “Specified AIG Insurance Proceeds” shall mean the insurance proceeds which may be received by Parent and/or one of its Subsidiaries after the Amendment No. 24 Effective Date in connection with the settlement of litigation commenced by Parent against AIG for coverage of remediation and legal expenses under an environmental insurance policy Parent purchased in 2004 in connection with the Fairfield, Connecticut remediation project.

(iv)   “Specified Chubb Insurance Proceeds” shall mean the insurance proceeds in the amount of $3,000,000 received by Parent on or about July 31, 2009 in connection with a settlement agreement with Chubb for reimbursement of remediation expenses for five sites where Parent and/or its subsidiaries had incurred environmental remediation expenses.

(b)  Amendment to Definitions.

(i)   Consolidated Net Income.  The definition of “Consolidated Net Income” in Section 1.26 of the Loan Agreement is hereby amended by deleting the second parenthetical appearing in such definition in its entirety and replacing it with the following:

“(excluding to the extent included therein any extraordinary or non-recurring gains or any non-cash losses)”.

(ii)   EBITDA.  The definition of “EBITDA” in Section 1.32 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.32  ‘EBITDA’ shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) non cash accruals for such period for environmental liabilities (to the extent that (1) such accruals were deducted in the computation of Consolidated Net Income of such Person for such period and (2) the aggregate amount of all such accruals previously added back pursuant to this clause (e) and which remain accruals does not exceed $3,000,000), minus (f) cash expenses incurred during such period in connection with environmental liabilities to the extent accruals relating to such environmental liabilities were added back pursuant to clause (e) of this definition, plus (g) the one-time environmental remediation cash expenses (not to exceed $1,000,000) incurred by Borrowers on or after January 1, 2010 in connection with the Shpack landfill site located in Attleboro, Massachusetts, plus (h) losses realized during such period in connection with the inventory hedging program of such Person (to the extent that such losses were deducted in the computation of Consolidated Net Income of such Person for such period), minus (i) gains realized during such period in connection with the inventory hedging program of such Person (to the extent that such gains were added in the computation of Consolidated Net Income of such Person for such period).”

(iii)   Intercreditor Agreement.  The definition of “Intercreditor Agreement” in Section 1.66 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.66 ‘Intercreditor Agreement’ shall mean the Intercreditor and Subordination Agreement, dated as of February 14, 2008, as amended by Amendment No. 1 to Intercreditor and Subordination Agreement, dated as of October 29, 2008, Amendment No. 2 to Intercreditor and Subordination Agreement, dated as of March 12, 2009, and Amendment No. 3 to Intercreditor and Subordination Agreement, dated as of the Amendment No. 24 Effective Date, by and among Agent, Bairnco Agent and Tranche B Term Loan Agent, as acknowledged and agreed by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.”

(c)  Interpretation.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.      Mandatory Prepayments.  Section 2.4(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)  Upon the receipt by any Borrower or any of its Subsidiaries of any Extraordinary Receipts, Borrowers shall immediately prepay the Obligations as set forth below, in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts;

(i)  if such Extraordinary Receipts are the proceeds of Inventory or Accounts, then such proceeds shall be applied, first, to the outstanding principal amount of the Revolving Loans, second, to the outstanding principal amount of the Term Loans, and third, to the outstanding principal amount of the Term B Loan;

(ii)  if such Extraordinary Receipts are the proceeds of any Collateral (other than Inventory, Accounts, the Specified Chubb Insurance Proceeds or the Specified AIG Insurance Proceeds), then such proceeds shall be applied, first, to the outstanding principal amount of the Term Loans, and second, at Borrowers’ option, to either (A) the outstanding principal amount of the Term B Loan or (B) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (B) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Proceeds that are so applied by the prepayment of the Revolving Loans;

(iii)  if such Extraordinary Receipts are the Specified Chubb Insurance Proceeds, then such proceeds shall be applied to the outstanding principal amount of the Term Loans; and

(iv)  if such Extraordinary Receipts are the Specified AIG Insurance Proceeds, then such proceeds shall be applied, first, to the outstanding principal amount of the Term B Loan in an amount not to exceed $1,000,000, second, to the outstanding principal amount of the Term Loans, and third, to the outstanding principal amount of the Revolving Loans;

provided, however, that (A) so long as no Default or Event of Default has occurred and is continuing, on the date any Borrower or any of its Subsidiaries receives Extraordinary Receipts consisting of insurance proceeds (other than the Specified Chubb Insurance Proceeds and the Specified AIG Insurance Proceeds) from one or more policies covering, or proceeds from any judgment, settlement, condemnation or other cause of action in respect of, the loss, damage, taking or theft of any property or assets, such Extraordinary Receipts may, at the option of the Borrowers, be applied to repair, refurbish or replace such property or assets or acquire replacement property or assets for the property or assets so lost, damaged or stolen or other property or assets used or useful in the business of any Borrower for the property or assets so disposed, provided, that (x) Agent has a first priority Lien on such replacement (or repaired or restored) property or assets, (y) Borrowers deliver to Agent within 10 days after the date of receipt of such Extraordinary Receipts a certificate stating that such Extraordinary Receipts shall be used to repair or refurbish such property or assets or to acquire such replacement property or assets for the property or assets so lost, damaged or stolen or such other property or assets used or useful in the business of any Borrower within 120 days after the date of receipt of such Extraordinary Receipts (which certificate shall set forth an estimate of the Extraordinary Receipts to be so expended), and (z) if such Extraordinary Receipts are the proceeds of Real Property and aggregate $1,000,000 or more, Borrowers shall obtain the prior written consent of Agent, and if all or any portion of such Extraordinary Receipts described in this clause (A) are not so used within 120 days after the date of receipt of such Extraordinary Receipts, such unused Extraordinary Receipts shall be applied to prepay the Obligations in accordance with this Section 2.4(a), (B) pending any such reinvestment or payment of expenses described in clause (A) above, the Extraordinary Receipts shall be applied as a prepayment of Revolving Loans, and (C) no Prepayment Fee shall be payable in respect of the Term B Loan pursuant to Section 2.3C hereof in connection with the prepayments required to be made under Section 2.4(a)(iii) or (iv) hereof.  Any Extraordinary Receipts applied to repair, refurbish or replace Collateral pursuant to and in accordance with this Section 2.4(a) shall not be deemed Capital Expenditures for purposes of this Agreement.”

3.      Indebtedness under Bairnco Guaranty Documents.  Section 9.9(o)(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(i) the aggregate amount of the Bairnco Debt shall not exceed $17,000,000, as such amount may be reduced in accordance with the terms of the Intercreditor Agreement;”.

4.      Minimum EBITDA.  Section 9.17(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)  EBITDA.  Parent and its Subsidiaries shall not permit EBITDA of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the twelve (12) consecutive fiscal months ending on the last day of each fiscal month set forth below to be less than the applicable amount set forth below for such fiscal month:

Fiscal Month End	Minimum EBITDA
February 28, 2009	$32,000,000
March 31, 2009	$32,000,000
April 30, 2009	$32,000,000
May 31, 2009	$32,500,000
June 30, 2009	$33,000,000
July 31, 2009 and each fiscal month ending thereafter	$28,000,000

provided, that, for each fiscal month following the consummation of either (x) the sale of all of the Capital Stock of the Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof or (y) the sale or other disposition of all or substantially all of the assets and properties of the Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof and the cessation of operations of the Exempt Subsidiary (the “Exempt Subsidiary Sale”), Parent and its Subsidiaries shall not permit EBITDA of Parent and its Subsidiaries (other than the Exempt Subsidiary and the other Specified Subsidiaries), on a consolidated basis, for the twelve (12) consecutive fiscal months ending on the last day of each such fiscal month set forth above to be less than the applicable amount set forth above for such fiscal month, less the amount equal to EBITDA of the Exempt Subsidiary for the twelve (12) consecutive fiscal months ending on the last day of the fiscal month prior to the Exempt Subsidiary Sale (as such amount shall be verified, at Borrowers’ expense, by an independent accounting firm acceptable to Agent and Term B Loan Lenders).”

5.      Capital Expenditures.  Section 9.17(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)  Maximum Capital Expenditures.  Parent and its Subsidiaries shall not, directly or indirectly, make or commit to make (whether through purchase, capital lease or otherwise) Capital Expenditures in any period of twelve (12) consecutive fiscal months ending on the last day of each fiscal month (commencing with the twelve (12) consecutive fiscal month period ending on February 28, 2009) in excess of $10,000,000.”

6.      Amendment Fees.  In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, in connection with the execution and delivery of this Amendment, (a) Borrowers shall pay to Agent, for the ratable benefit of Revolving Loan Lenders, an amendment fee in the amount of $100,000, which fee shall be fully earned as of and payable on the Amendment No. 24 Effective Date, and (b) Borrowers shall pay to Agent, for the benefit of Term B Loan Lenders, an amendment fee in the amount of $100,000, which fee shall be fully earned as of and payable on the Amendment No. 24 Effective Date.  Agent shall have the option to charge the foregoing fees to any loan account of any Borrower maintained by Agent.

7.      Conditions Precedent.  The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)                 Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders;

(b)                 Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 19 to the Tranche B Term Loan Agreement (the “Tranche B Amendment”), duly authorized, executed and delivered by Tranche B Term Loan Agent, Tranche B Term Loan Lenders, Borrowers and Guarantors, which Tranche B Amendment shall be in full force and effect on the date hereof;

(c)                 Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 3 to the Intercreditor Agreement (the “Intercreditor Agreement Amendment”), duly authorized, executed and delivered by Bairnco Agent and Tranche B Term Loan Agent, and acknowledged by Borrowers and Guarantors, which Intercreditor Agreement shall be in full force and effect;

(d)                 Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 5 to the Bairnco Credit Agreement (the “Bairnco Credit Agreement Amendment”), duly authorized, executed and delivered by Bairnco Agent, Bairnco Lenders, the Bairnco Companies, Borrowers and Guarantors;

(e)                 Agent shall have received, in form and substance satisfactory to Agent, the Third Amendment to the Bairnco Guaranty (the “Bairnco Guaranty Amendment”), duly authorized, executed and delivered by Borrowers, Guarantors and Bairnco Agent, which Bairnco Guaranty Amendment shall be in full force and effect on the date hereof;

(f)                 Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of any consent, waiver or approval to or of this Amendment which any Borrower or Guarantor is required to obtain from any other Person; and

(g)                 after giving to this Amendment, no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect hereto.

8.      Representations, Warranties and Covenants.  Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which  representations and warranties are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

(a)  on or before December 31, 2009, Borrowers and Guarantors shall use commercially reasonable efforts to cause all Bank Products (other than Hedge Agreements) provided to Borrowers and Guarantors to be provided only by a Revolving Loan Lender or an Affiliate of a Revolving Loan Lender;

(b)  each Borrower and Guarantor that is a corporation is duly organized and in good standing under the laws of its jurisdiction of incorporation or formation and is duly qualified as a foreign corporation or trust and is in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect;

(c)  each Subsidiary Trust is duly organized under the laws of the Commonwealth of Massachusetts;

(d)  this Amendment has been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors and, if necessary, their respective stockholders or holders of beneficial interests, as applicable, and is in full force and effect as of the date hereof, and the agreements and obligations of each of the Borrowers and Guarantors contained herein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles;

(e)  the execution, delivery and performance of this Amendment (i) are all within each Borrower’s and Guarantor’s corporate or trust powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, by laws, trust agreement, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Tranche B Term Loan Documents and the Bairnco Loan Documents) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

(f)  neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated hereby, nor compliance with the provisions hereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral; (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Tranche B Term Loan Documents and the Bairnco Loan Documents), and (v) violates or shall violate any provision of the certificate of incorporation or formation, by-laws, trust agreement or other organizational documentation of any Borrower or Guarantor;

(g)  no action of, or filing with, or consent of any Governmental Authority, and no consent, waiver or approval of any other third party is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment;

(h)  all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(i)  the Tranche B Amendment has been executed and delivered by all parties thereto and is in full force and effect; and

(j)  the Bairnco Credit Agreement Amendment and the Bairnco Guaranty Amendment have been executed and delivered by all parties thereto and are in full force and effect; and

(k)  after giving to this Amendment, no Default or Event of Default exists or has occurred and is continuing on the date hereof.

9.      General Release.  Each Borrower and Guarantor may have certain Claims (as hereinafter defined) against the Released Parties (as hereinafter defined) regarding or relating to the Loan Agreement or the other Financing Agreements.  Agent, Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each Borrower and Guarantor makes the release contained in this Section.  In consideration of Agent’s and Lenders’ entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the other Financing Agreements (collectively, all of the foregoing are the “Claims”).  Each Borrower and Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Borrower or Guarantor against the Released Parties which is not released hereby.  Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

10.           Effect of this Agreement.  Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

11.           Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes hereof.

12.           Governing Law.  The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto or thereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

13.           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

14.           Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

15.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/
Name:
Title:

LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/
Name:
Title:

BANK OF AMERICA, N.A.

By:	/s/
Name:
Title:

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ABLECO FINANCE LLC, on behalf of itself and its Affiliate assigns

By:	/s/
Name:
Title:

FORTRESS CREDIT FUNDING III LP

By:	Fortress Credit Funding III GP LLC, its General Partner

By:	/s/
Name:
Title:

FORTRESS CREDIT FUNDING II LP

By:	Fortress Credit Funding II GP LLC, its General Partner

By:	/s/
Name:
Title:

FORTRESS CREDIT FUNDING IV LP

By:	Fortress Credit Funding IV GP LLC, its General Partner

By:	/s/
Name:
Title:

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BORROWERS

HANDY & HARMAN

By:	/s/
Name:
Title:

OMG, INC.

By:	/s/
Name:
Title:

CONTINENTAL INDUSTRIES, INC.

By:	/s/
Name:
Title:

MARYLAND SPECIALTY WIRE, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN TUBE COMPANY, INC.

By:	/s/
Name:
Title:

CAMDEL METALS CORPORATION

By:	/s/
Name:
Title:

CANFIELD METAL COATING CORPORATION

By:	/s/
Name:
Title:

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MICRO-TUBE FABRICATORS, INC.

By:	/s/
Name:
Title:

INDIANA TUBE CORPORATION

By:	/s/
Name:
Title:

LUCAS-MILHAUPT, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

By:	/s/
Name:
Title:

SUMCO INC.

By:	/s/
Name:
Title:

OMG ROOFING, INC.

By:	/s/
Name:
Title:

OMNI TECHNOLOGIES CORPORATION OF DANVILLE

By:	/s/
Name:
Title:

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GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED

By:	/s/
Name:
Title:

ELE CORPORATION

By:	/s/
Name:
Title:

ALLOY RING SERVICE INC.

By:	/s/
Name:
Title:

DANIEL RADIATOR CORPORATION

By:	/s/
Name:
Title:

H&H PRODUCTIONS, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN AUTOMOTIVE GROUP, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN INTERNATIONAL, LTD.

By:	/s/
Name:
Title:

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HANDY & HARMAN PERU, INC.

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KJ-VMI REALTY, INC.

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PAL-RATH REALTY, INC.

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PLATINA LABORATORIES, INC.

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SHEFFIELD STREET CORPORATION

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SWM, INC.

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WILLING B WIRE CORPORATION

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THE 7 ORNE STREET NOMINEE TRUST

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THE 28 GRANT STREET NOMINEE TRUST

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20 GRANT STREET NOMINEE TRUST

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